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Company Press Release                                               EXHIBIT 99.1

FOR IMMEDIATE RELEASE

EDITOR'S CONTACT:
Steve Sturgeon
QLogic Corporation
Phone: 949/389/6268
steve.sturgeon@qlogic.com

INVESTOR'S CONTACT:
Tom Anderson
QLogic Corporation
Phone: 949/389-6213
tom.anderson@qlogic.com

                 YOTTAYOTTA ACQUIRES ADAPTIVERAID(R) TECHNOLOGY

              START-UP PURCHASES INTELLECTUAL PROPERTY FROM QLOGIC

ALISO VIEJO, Calif. -- February 27, 2001 -- QLogic Corp. (NASDAQ: QLGC), the only end-to-end storage area network (SAN) infrastructure provider, today announced that YottaYotta (www.YottaYotta.com), the Yottabyte NetStorage(TM) Company, has acquired intellectual property from QLogic Corporation. The technology, known as AdaptiveRAID(R), was purchased for an undisclosed sum. As part of the transaction, YottaYotta, Inc. will assume the QLogic facility in Boulder, Colorado and it will become YottaYotta's second strategic development center.

"This acquisition is part of YottaYotta's strategic expansion plan," said Steve Mattioli, President and CEO of YottaYotta. "The AdaptiveRAID(R) technology is a great addition to our already strong intellectual property portfolio and the acquisition from QLogic also provides YottaYotta a foothold for building a Colorado-based development center to work in concert with our Edmonton R&D facility. YottaYotta plans on developing a significant presence in Boulder and continuing our aggressive growth plans."

"With QLogic's increased focus on emerging technology, like iSCSI and InfiniBand, we are emphasizing our investment in core I/O technologies which should provide a greater return to our stockholders," noted H.K. Desai, Chairman, CEO and President of QLogic. "Moving forward, we have retained a license to use the AdaptiveRAID technology which continues to play a role in our product offerings."

YottaYotta's acquisition of the AdaptiveRAID(R) technology is effective immediately and integration of the Boulder facility and its staff began yesterday with the internal announcement to both companies. QLogic does not expect a material impact to earnings in its fourth fiscal quarter ending April 1, 2001, as a result of this transaction.

ABOUT YOTTAYOTTA
YottaYotta, the Yottabyte NetStorage(TM) Company, has developed the NetStorage Cube(TM)


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which utilizes distributed supercomputing and clustering to bring true scalability of performance and redundancy to storage, even when distributed across geographies. The name YottaYotta comes from the term yottabyte, which is one trillion terabytes of data. YottaYotta's initial markets include the Wide Area Networks (WAN) of network service providers, the Portal Area Networks (PAN) of internet content providers, the Metro Area Networks (MAN), the Storage Area Networks (SAN) of Fortune 1000 businesses, and the Broadcast Area Networks (BAN) of cable and satellite online television providers. The company has offices in Kirkland, WA, Edmonton, AB and now Boulder, CO.

ABOUT QLOGIC
QLogic Corporation (Nasdaq:QLGC - news) is changing the way the world views Storage Area Networks (SANs), serving OEMs, VARs and system integrators with the broadest line of SAN and NAS infrastructure components in the industry. With over 15 years of enterprise storage experience, the company delivers a full range of Fibre Channel switches, PCI host bus adapters, controller silicon and management chips for systems and peripherals, as well as the QLogic Management Suite of SAN management software solutions. A member of the S&P 500 Index, QLogic was ranked fourth on Forbes' Best 200 Small Companies and number 22 on Fortune's 100 Fastest Growing Companies. QLogic is integrated in over 200 OEM solutions, including: AMI, Compaq, Dell, EMC, Fujitsu, Hitachi, HP, IBM, INRANGE, Iwill, MTI Technology Corp., Quantum, Raidtec, Siemens, Sony, Sun and Unisys. For more information about QLogic and its products, contact QLogic Corp., 26600 Laguna Hills Drive, Aliso Viejo, CA 92656; telephone: 800/662-4471 (sales); 949/389-6000 (corporate); fax: 949/389-6126; home page
http://www.qlogic.com.

Note: All QLogic-issued press releases appear on the company's web site (www.qlogic.com). Any announcement that does not appear on the QLogic web site has not been issued by QLogic.

DISCLAIMER- FORWARD LOOKING STATEMENTS
WITH THE EXCEPTION OF HISTORICAL INFORMATION, THE STATEMENTS SET FORTH ABOVE INCLUDE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO ADVISE READERS THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THOSE FACTORS INCLUDE NEW AND CHANGING TECHNOLOGIES AND CUSTOMER ACCEPTANCE OF THOSE TECHNOLOGIES; A CHANGE IN SEMICONDUCTOR FOUNDRY CAPACITY OR CONDITIONS; FLUCTUATIONS IN THE GROWTH OF I/O MARKETS; FLUCTUATIONS OR CANCELLATIONS IN ORDERS FROM OEM CUSTOMERS; THE COMPANY'S ABILITY TO COMPETE EFFECTIVELY WITH OTHER COMPANIES; CANCELLATION OF OEM PRODUCTS ASSOCIATED WITH DESIGN WINS; AND REDUCTIONS IN THE NEED FOR SPACE AND INCREASED COSTS OF OPERATIONS DUE TO FACILITY RELOCATION. CARRYING ADDITIONAL EXPANSION SPACE MAY INCREASE COSTS AND ADVERSELY IMPACT FUTURE EARNINGS.

These and other factors which could cause actual results to differ materially are also discussed in the company's filings with the Securities and Exchange Commission, including its recent filings on Form S-3, Form 10-K, and Form 10-Q.

Trademarks and registered trademarks are the property of the companies with which they are associated


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